Exhibit 23.1






                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-98506) pertaining to the 1993 Stock Incentive Plan and the 1993 Directors' Stock Option Plan of First Defiance Financial Corp. of our report dated August 28, 1998, with respect to the financial statements of The Leader Mortgage Company for the nine months ended June 30, 1998, included in First Defiance Financial Corp.'s Current Report on Form 8-K/A related to the acquisition of The Leader Mortgage Company filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP
                                                           ---------------------
                                                               Ernst & Young LLP


Cleveland, Ohio
September 15, 1998